     As filed with the Securities and Exchange Commission on March 23, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               AUTOWEB.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                           77-0412737
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                                3270 JAY STREET
                        SANTA CLARA, CALIFORNIA  95054
         (Address of Principal Executive Offices, including Zip Code)

                            1997 STOCK OPTION PLAN
                          1999 EQUITY INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                       1999 DIRECTORS STOCK OPTION PLAN
                           (Full Title of the Plans)

                            SAMUEL M. HEDGPETH III

                  VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                     TREASURER AND CHIEF FINANCIAL OFFICER
                               AUTOWEB.COM, INC.
                          3270 JAY STREET, BUILDING 6
                        SANTA CLARA, CALIFORNIA  95054
                                (408) 554-9552
           (Name, Address and Telephone Number of Agent For Service)

                                  COPIES TO:

                           Laird H. Simons III, Esq.
                             Thomas J. Hall, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, CA  94306

                                                  CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                            AMOUNT           PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
                                            TO BE           OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED               SHARE                   PRICE                  FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value             3,750,754 (1)          $ 14.00             $52,510,556(2)          $ 14,598
Common Stock, $0.001 par value             2,069,145 (3)          $1.2385             $ 2,562,637             $    713
-------------------------------------------------------------------------------------------------------------------------------
        TOTAL                              5,819,899                                  $55,073,193             $ 15,311
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate of 3,200,754 shares reserved for issuance upon exercise of stock options under Registrant's 1999 Equity Incentive Plan, 150,000 shares reserved for issuance upon exercise of stock options under Registrant's 1999 Directors Plan and 400,000 shares available for grant under Registrant's 1999 Employee Stock Purchase Plan.

(2) Estimated as of March 22, 1999 pursuant to Rule 457(o) solely for the purpose of calculating the registration fee.

(3) Represents certain shares subject to options outstanding as of March 22, 1999 under Registrant's 1997 Stock Option Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                    PART II
                                    -------
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of Registrant as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998.

          (b) The description of Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 54 through 56 of the prospectus included in Registrant's registration statement on Form S-1, File No. 333-71177, filed January 26, 1999, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF
          LIABILITY.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

          As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

               . for any breach of the director's duty of loyalty to Registrant or its stockholders,
               .  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
               .  under Section 174 of the Delaware General Corporation Law
                  (regarding unlawful dividends and stock purchases); and
               . for any transaction from which the director derived an improper personal benefit.

          As permitted by the Delaware General Corporation Law, Registrant's Bylaws provide that:

               . Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;
               . Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

               . Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and
               .  the rights conferred in the Bylaws are not exclusive.

          Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

          Reference is also made to Section 7 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-71177), which provides for the indemnification of officers, directors and controlling persons of Registrant against certain liabilities. The indemnification provision in Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of Registrant's directors and officers for liabilities arising under the Securities Act.

          Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

          See also the undertakings set out in response to Item 9.

          Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

                                         Document
                                         --------

1.        Form of Underwriting Agreement (incorporated by reference to Exhibit
          1.01 to Registrant's registration statement on Form S-1, File No. 333-71177, declared effective March 23, 1999).

2. Form of Indemnity Agreement between Registrant and each of its directors and executive officers (incorporated by reference to Exhibit
          10.01 to Registrant's registration statement on Form S-1, File No. 333-71177, declared effective March 23, 1999).


          Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

           EXHIBIT DOCUMENT                                                 NUMBER
           ----------------                                                 ------
           Registrant's Certificate of Incorporation......................   4.01
           Registrant's Bylaws............................................   4.02
           Amended and Restated Rights Agreement dated October 16, 1998...   4.03
           Form of Indemnity Agreement....................................  10.01

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT                                                    EXHIBIT
 NUMBER                                                     TITLE
 ------                                                     -----
4.01          Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to
              Registrant's registration statement on Form S-1, File No. 333-71177, declared effective March 22,
              1999 (the "Form S-1")).

4.02          Registrant's Bylaws (incorporated by reference to Exhibit 3.02 to the Form S-1).

4.03          Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit
              4.01 to the Form S-1).

4.04          Amended and Restated Rights Agreement dated October 16, 1998 between Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.02 to the Form S-1).

4.05          Registrant's 1997 Stock Option Plan and related documents (incorporated by reference to Exhibit
              10.20 to the Form S-1).

4.06          Registrant's 1999 Equity Incentive Plan and related documents (incorporated by reference to
              Exhibit 10.21 to the Form S-1).

4.07          Registrant's 1999 Directors Stock Option Plan and related documents (incorporated by reference to
              Exhibit 10.22 to the Form S-1).

4.08          Registrant's 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.23 to the
              Form S-1).

5.01          Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01         Power of Attorney (see page II-5).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (c) to include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
fide offering thereof.                                                     ----
----

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                         ---- ----

                (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 23rd day of March, 1999.

                                     AUTOWEB.COM, INC.

                                     By: /s/ DEAN A. DEBIASE
                                         --------------------------------------
                                        Dean A. DeBiase
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dean A. DeBiase, Farhang Zamani, Payam Zamani and Samuel M. Hedgpeth III, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                                 Date
----------------------------------------  ----------------------------------------  ------------------------------
PRINCIPAL EXECUTIVE OFFICER:

                                          President, Chief Executive Officer        March 23, 1999
/s/ Dean A. DeBiase                       and Director
----------------------------------------
Dean A. DeBiase

PRINCIPAL FINANCIAL OFFICER AND
Principal Accounting Officer
                                          Vice President, Finance and               March 23, 1999
/s/ Samuel M. Hedgpeth III                Administration, Treasurer and
----------------------------------------
Samuel M. Hedgpeth III                    Chief Financial Officer

ADDITIONAL DIRECTORS

/s/  Mark N. Diker                        Director                                  March 23, 1999
----------------------------------------
Mark N. Diker


                                          Director                                  March __, 1999
----------------------------------------
Jay C. Hoag


                                          Director                                  March __, 1999
----------------------------------------
Mark R. Ross


                                          Director                                  March __, 1999
----------------------------------------
Peter S. Sealey


/s/  Farhang Zamani                       Director                                  March 23, 1999
----------------------------------------
Farhang Zamani


/s/   Payam Zamani                         Director                                  March 23, 1999
----------------------------------------
Payam Zamani


                                 EXHIBIT INDEX
                                 -------------

EXHIBIT                                 EXHIBIT
NUMBER                                   TITLE
------                                   -----

5.01          Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01         Power of Attorney (see page II-5).